UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 4, 2004

Date of Report (Date of earliest event reported)

Wireless Facilities, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-27231	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4810 Eastgate Mall, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 228-2000
(Registrant’s telephone number, including area code)

Item 7.  Exhibits.

Exhibit No.	Description

99.1	August 4, 2004 Press Release by Wireless Facilities, Inc.

Item 12.  Results of Operations and Financial Condition

On August 4, 2004, Wireless Facilities, Inc. (the “Company”) issued a press release regarding the Company’s financial results for the second quarter of fiscal year 2004.  In addition, the Company announced that it intends to restate its financial statements filed on Form 10-K for the years 2000 through 2003 to accrue for certain foreign tax contingencies.  The full text of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wireless Facilities, Inc.

Date: August 4, 2004	By:	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	August 4, 2004 Press Release by Wireless Facilities, Inc.